Exhibit 10.9

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only, October 16, 2000 is made by and between Lawrence L. Reece Trust (“Lessor”) and Nextest Systems Corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease and commonly known as 1931 Monterey Road, Building 3, San Jose, located in the County of Santa Clara, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the “Project”, if the property is located within a Project) approximately 33,200 square feet of new industrial building (“Premises”). (See also Paragraph 2)

1.3 Term: Seven (7) years and Zero (0) months (“Original Term”) commencing the later of the following: (1) the date the City of San Jose completes a final inspection and approves the shell building improvements so completed in accordance with the building permit per the Opus West Development agreement, or (i) the date in which Lawrence L. Reece Trustee (Landlord) receives title and ownership of the property, or (ii) upon ten (10) days after Lessor serves Lessee Notice of Intent to start the Lease Commencement (“Commencement Date”) (see Paragraph 58) and ending on the seventh (7th) anniversary of the Lease Commencement Date (“Expiration Date”). (See also Paragraph 3).

1.4 Early Possession: Upon lease commencement (“Early Possession Date” (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $74,700 NNN per month (“Base Rent”), payable on See Addendum Paragraph 51 commencing See Addendum Paragraph 51 (See also Paragraph 4)

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent Paid Upon Execution: See Addendum Paragraph 51

1.7 Security Deposit: $306,059 cash deposit and a letter of credit per Addendum Paragraph 53 (“Security Deposit”). (See also Paragraph 5)

1.8 Agreed Use: General office and assembly purposes and other legal related uses of Nextest Systems Corporation (See also Paragraph 6)

1.9 Insuring Party: Lessor is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☑ Grubb & Ellis Company (to be compensated by Lessor represents Lessor exclusively (“Lessor’s Broker”);

☑ CPS (to be compensated by Lessee) represents Lessee exclusively (“Lessee’s Broker”); or

☐                                                   represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate written agreement (or if there is no such agreement, the sum of               % of the total Base Rent for the brokerage services rendered by said Broker).

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                                                                                                                                                 (“Guarantor”). (See also Paragraph 37)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 59 and Exhibits A & B, all of which constitute a part of this Lease.

2.	Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

2.2 Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense.

2.3 Compliance. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances (“Applicable Requirements”) in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual Cost thereof and the amount equal to six (6) months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis. Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing

3.4 Lessee Compliance. Lessor shall not be required to render possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating.

5.	Security Deposit.

Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. (see Paragraph 53)

6.	Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. HAZARDOUS SUBSTANCES shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit

(b) Duty to Inform Lessor. It Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor In writing al the time of such agreement.

(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessors rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent of $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessors notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessors engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance. Lessor and Lessors “Lender” (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises with 24-hour notice, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.	Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed or the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

(c) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor’s accountants), with Lessee reserving the right to prepay its obligation at any time.

7.2 Lessors Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting Fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises

(excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the simulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month’s Base Rent, or $10,000. Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent

(c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8.	Insurance; Indemnity.

8.1 Payment For Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and properly damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Promises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any infra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an ‘insured contract’ for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance – Building, Improvements and Rental Value.

(a) Building and Improvements. The insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b) Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated BY reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4 Lessee’s Property/Business Interruption Insurance.

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee. Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom except for Lessor’s gross negligence or willful misconduct.

9.	Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage – Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full torte and effect. If such funds or assurance are not received. Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by: (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds,

Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. It Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration Is commenced within said thirty (30) days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination – Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.	Real Property Taxes.

10.1 Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment: real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or Indirect power to lax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease. Including but not limited to, a change in the ownership of the Premises.

10.2

(a) Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such taxes shall be prorated to cover only that portion of the lax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

(b) Advance Payment. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor’s option, estimate the current Real Property Taxes and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement.

11.	Utilities

Lessee shall pay for all water, gas, heat, light power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.	Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s Interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

(c) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee not to exceed $500.00 applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, consideration for Lessor’s reasonable legal expenses for considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the subleases for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents of security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

12.4 Permitted Assignment and Subletting.

(a) Subletting. Notwithstanding anything to the contrary contained in Section 12.1 or 12.2, Lessee may sublet the Premises or any part thereof to a subsidiary, affiliate, successor or parent entity of Lessee without the necessity of obtaining the consent of Lessor. In the event that Lessee sublets the Premises to an affiliate, successor or parent entity in accordance with this Section 12.4(a), Lessee shall remain primarily liable with respect to its obligations under this Lease. The provisions of Section 12.3(a) shall not apply to a sublease under this Section 12.4(a).

(b) Assignment. Notwithstanding anything to the contrary contained in Section 12.1 or 12.2, Lessee shall have the right to assign this Lease and its rights and obligations hereunder, without the necessity of obtaining the consent of Lessor, to a successor to Lessee by the merger, consolidation, non-bankruptcy reorganization or governmental action or other succession transaction, but only if such successor immediately following the conclusion of all of the transactions undertaken in connection with such succession transaction, has a tangible net worth equal to, or greater than, the tangible net worth of Lessee shown upon the financial statements of Lessee delivered to Lessor on or before the Commencement Date as evidence of the financial condition of Lessee. Upon assignment by Lessee to a successor having all such characteristics, and the assumption by such successor for the express benefit of Lesser of all of the obligations of Lessee pursuant to this Lease by an instrument reasonably satisfactory in form and substance to Lessor, Lessee will be relieved of all liabilities hereunder which are so assumed by such successor. The right of Lessee to make such an assignment without the consent of Landlord shall be conditioned upon there not existing hereunder at the time of such assignment any default or breach On the part of Lessee under this Lease.

13.	Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described In Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surely bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach it Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor’s refusal to honor the guaranty; or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled will the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice). Lessor may, at its option, perform such duly or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, lessor, al its option, may require all future payments to be made by Lessee to be by cashier’s check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (f) the unpaid Rent which had been earned at the time of termination; (if) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (fit) the worth al the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided: and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of retailing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees. and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, a to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1 In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within ten (10) We- (b) days after such amount shall be due, then, without any requirement for notice to Lessee, except that If Lessor has not received the rent within five (5) days, Lessor shall Inform Lessee via written notice, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge Is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be equal to the prime rate reported in the Walt Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

13.7 Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent an amount equal to the greater of one month’s Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee’s right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor

14.	Condemnation.

If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25I) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the

Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.	Brokers’ Fee.

15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice. Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16.	Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (f) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such tender or purchaser, including, but not limited to, Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.	Definition of Lessor.

The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (In cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor’s interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18.	Severability.

The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.	Days.

Unless otherwise specifically indicated to the contrary, the word “days” as used In this Lease shall mean and refer to calendar days.

20.	Limitation on Liability.

Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21.	Time of Essence.

Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease

22.	No Prior or Other Agreements; Broker Disclaimer.

This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.	Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.	Waivers.

No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.	Recording.

Either Lessor or Lessee shall, upon request of the other, execute. acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes.

The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26.	No Right To Holdover.

Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this. Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (1501) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27.	Cumulative Remedies.

No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.	Covenants and Conditions; Construction of Agreement.

All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease.

Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.	Binding Effect; Choice of Law.

This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.	Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lessor’s Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (Iii) be bound by prepayment of more than one (1) month’s rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee’s option, directly contact Lessor’s lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents: provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.	Attorneys’ Fees.

If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.	Lessor’s Access; Showing Premises; Repairs.

Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary “For Sale” signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary “For Lease” signs. Lessee may at any time place on or about the Premises any ordinary “For Sublease” sign.

33.	Auctions.

Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.	Signs.

Except for ordinary “For Sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.

35.	Termination; Merger.

Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.	Consents.

Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses not to exceed

$5,000.00 per occurrence (including, but not limned to, architects’, attorneys’, engineers’ and other consultants’ fees) incurred In the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.	Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38.	Quiet Possession.

Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.	Options.

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

41.	Security Measures.

Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42.	Reservations.

Lessor reserves to itself the fight, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43.	Performance Under Protest.

If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the pan of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44.	Authority.

If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45.	Conflict.

Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.	Offer.

Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.	Amendments.

This Lease may be modified only in writing, signed by the Parties In interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48.	Multiple Parties.

If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49.	Mediation and Arbitration of Disputes.

An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☑ is ☐ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY AN BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH I RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: San Jose, California on: October 26, 2000		Executed at: Cupertino, California on: October 26, 2000

By LESSOR: Lawrence L. Reece Trust		By LESSOR: Nextest Systems Corporation

By:	/s/ Lawrence L. Reece	By:	/s/ Robin Adler

Name Printed:	Lawrence L. Reece	Name Printed:	Robin Adler
Title:	Trustee	Title:	CEO

By:		By:	/s/ James Moniz

Name Printed:		Name Printed:	James Moniz

Title:		Title:	CFO

Address:	360 Turtle Creek Court San Jose, CA 95125	Address:	10261 Bubb Road Cupertino, CA 95014

Telephone:	(408) 298-5400	Telephone:	(408) 517-1200

Facsimile:	( )	Facsimile:	(408) 517-1210

Federal ID No.		Federal ID No.	77-0470150 (EIN)

NOTE:	These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616

ATTACHMENT: California Sale/Lease Americana with Disabilities Act, Hazardous Materials, and Tax Disclosure

ADDENDUM TO LEASE AGREEMENT

THIS ADDENDUM TO THE AIR STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE — NET IS MADE ON OCTOBER 16, 2000 BY AND BETWEEN LAWRENCE L. REECE TRUST (HEREIN CALLED LESSOR) AND NEXTEST SYSTEMS CORPORATION (HEREIN CALLED LESSEE) AS AN ADDENDUM TO THAT CERTAIN LEASE DATED OCTOBER 16, 2000 (THE LEASE), CONCERNING THE PREMISES COMMONLY KNOWN AS 1931 MONTEREY ROAD, BUILDING 3, SAN JOSE, CALIFORNIA (THE PREMISES), WHICH IS MORE PARTICULARLY DESCRIBED IN THE LEASE.

50.	RENT SCHEDULE:

Months	Rent/Square Foot	Rent per Month		Deferred Rent Recapture
1 (prorated per Paragraph 51)	$2.25 NNN	$74,7000.00 NNN
02-05	$1.50 NNN	$50,000.00 NNN	(a)
06-12	$2.25 NNN	$74,700.00 NNN	+	$1,814.94
13-24	$2.36 NNN	$78,435.00 NNN	+	$1,814.94
25-36	$2.48 NNN	$82,356.75 NNN	+	$1,814.94
47-48	$2.60 NNN	$86,473.80 NNN	+	$1,814.94
61-72	$2.87 NNN	$95,335.80 NNN	+	$1,814.94
73-84	$3.01 NN	$100,102.59 NNN	+	$1,814.94

(a)	Deferred Rent for months 2 through 5 at $24,700.00 per month shall be recaptured by Lessor as follows:

PV = $98,800.00 @ 12% interest, amortized over months 6 through 84 = $1,814.94 per month, to be paid in addition to the Base Rent and subsequent annual increases starting on the sixth (6th) month of the lease term.

51.	BASE RENT:

The first month’s rent shall be prorated so that all subsequent monthly rental payments shall be due and payable on the first day of each month thereafter. Rent due upon lease commencement shall be $74,700.000 NNN, prorated to the end of the first month.

52.	EXCLUSIVE RIGHT TO NEGOTIATE LEASE EXTENSION:

Lessee shall serve written notice to Lessor prior to the expiration of the fifth year (5’) of the lease term, of Lessee’s interest in negotiating an extension to the original lease term. Lessee and Lessor shall enter into exclusive negotiation to determine a mutually agreeable and acceptable Lease Rate and Lease Term extension. If the parties have not come to an agreement prior the expiration of the sixth (6m) year of the original Lease

Term, then all negotiations shall cease and Lessor shall have no obligation to extend the Lease Term.

53. A.	SECURITY DEPOSIT: Providing that Lessee is not in default or in breach of the Lease during the Lease term, Lessor shall provide for an Interest payment to Lessee on only the Cash Security Deposit held by Lessor as follows:

Upon each anniversary of the Lease, Lessor shall pay to Lessee an amount of $9,181.77, or three percent (3%) of the $306,059 Cash Deposit. Lessor shall pay this amount to Lessee within fifteen (15) days after each anniversary of this Lease, providing the above.

B.	LETTER OF CREDIT: Simultaneously with Lessee’s delivery to Lessor of this Lease and the first month’s Base Rent, Lessee shall deliver to Lessor, as collateral for the full and faithful performance by Lessee of all of its obligations under this Lease and for all losses and damages Lessor may suffer as a result of any default by Lessee under this Lease, an irrevocable and unconditional negotiable Letter of Credit, in the form and containing the terms required herein, payable in the City of San Jose, California running in favor of Lessor issued by a solvent bank under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of Six Hundred Twelve Thousand One Hundred Nineteen Dollars ($612,119.00) (the “Letter of Credit”). So long as Lessee is not then, or has not been in breach of any provision of the lease, then the Letter of Credit amount will decrease One Hundred Thousand Dollars ($100,000.00) per year on each anniversary date of the lease, commencing on the third anniversary of the lease. The Letter of Credit shall be (a) at sight and irrevocable, (b) maintained in effect, whether through replacement, renewal or extension, for the entire Lease Term (the “Letter of Credit Expiration Date”) and Lessee shall deliver a new Letter of Credit or certificate of renewal or extension to Lessor at least thirty (30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Lessor, (c) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500, (d) acceptable to Lessor in its reasonable discretion, and (e) fully assignable by Lessor and permit partial draws. Following the Commencement Date, the initial Letter of Credit shall be in the amount of Six Hundred Twelve Thousand One Hundred Nineteen Dollars ($612,119.00) (the “Original Letter of Credit Amount”). In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Lessor, in Lessor’s reasonable discretion, and shall provide, among other things, in effect that:

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(1) Lessor, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Lessor’s (or Lessor’s then managing agent’s) statement than such amount is due to Lessor under the terms and conditions of this Lease, it being understood that is Lessor or its managing agent be a corporation, -partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (2) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Lessee disputes the content of such statement; and (3) in the event of a transfer of Lessor’s interest in the Building, Lessor shall transfer the Letter of Credit, in whole or in part (or cause a interest in the Building, Lessor shall transfer the Letter of Credit, in whole or in part (or cause a substitute Letter of Credit to be delivered, as applicable), to the transferee and thereupon the Lessor shall, without any further agreement between the parties, be released by Lessee from all liability therefore, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Lessor. If, as a result of any such application of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Original Letter of Credit Amount or the Reduced Letter of Credit Amount, as the case may be, Lessee shall within five (5) days thereafter provide Lessor with additional letter(s) of credit in an amount equal to the deficiency (or replacement Letter of Credit in the total amount of the Original Letter of Credit Amount or Reduced Letter of Credit Amount, as the case may be, and each such additional (or replacement) letter of credit shall comply with all of the provisions of this Paragraph 52, and if Lessee fails to do so, the same shall constitute an incurable default by Lessee. Lessee further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Lessor not its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, it the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Lessor will accept a renewal thereof or substitute Letter of Credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration thereof), which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may acceptable to Lessor in its reasonable discretion. However, if the Letter of credit is not timely renewed or a substitute Letter of Credit is not timely received, or if Lessee fails to maintain the Letter of Credit in the amount and terms set forth in this paragraph 52, Lessor shall have the right to present such Letter of Credit to

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the bank in accordance with the terms set forth in this paragraph 52 and the entire sum evidenced thereby shall be paid to and held by Lessor as collateral for performance of all of Lessee’s obligations under this Lease and for all losses and damages Lessor may suffer as a result of and default by Lessee under this Lease. If there shall occur a default under this Lease, Lessor may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to the extent required to cure any default of Lessee and/or to compensate Lessor for any and all damages of any kind or nature sustained or which may be sustained by Lessor resulting Lessee’s default. Lessee agrees not to interfere in any way with payment to Lessor of the proceeds of the Letter of Credit, either prior to or following a “draw” by Lessor of any portion of the Letter of Credit, regardless of whether any dispute exists between Lessee and Lessor as to Lessor’s right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Lessor and Lessee acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefore be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (x) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy to the Letter of Credit and (y) waive any all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Upon the Lessee successfully satisfying all obligations of this Agreement, then the Letter of Credit shall be terminated upon the seventh (7th) anniversary of the Lease.

54.	TENANT IMPROVEMENTS:

Other than the Shell Improvements, Lessee shall be responsible for all improvements (collectively, the “Tenant Improvements”) necessary to prepare the Premises for the operation of Lessee’s business. Before commencement of the Tenant Improvements in the Premises, Lessee shall submit plans and specifications for Lessee’s Work and the name of the contractors Lessee desires to perform such work to Lessor for review and approval, which approval shall not be unreasonably withheld or conditioned. Lessor shall respond, in approval or disapproval, of such submittals within five (5) days

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of receipt. Lessee shall not commence work until Lessor has approved Lessee’s plans and specifications and Lessee’s contractors. No response by Lessor shall be deemed Lessor’s approval. Lessee shall construct the Tenant Improvements in accordance with the plans approved by Lessor, all applicable requirements, Paragraph 7.2 and the other applicable provisions of this Lease and using only contractors approved by Lessor.

Included in the Base Rental rate, Lessor shall provide Lessee with a Twenty-Five Dollar ($25.00) per square foot allowance to be applied to the cost of the Tenant Improvements (the “TI Allowance”). The TI Allowance shall be payable in course of construction installments following delivery to Lessor of the applicable Construction Documents (as defined below). Each installment shall be payable within twenty-five (25) days after Lessee supplies Lessor with documentation satisfactory to Lessor, that Lessee has approved of the work performed and the contractor’s invoice is correct and acceptable. Lessor’s total Tenant Improvement Allowance shall not exceed Eight Hundred Thirty Thousand Dollars ($830,000.00).

Together with each request for a disbursement of the TI Allowance, Lessee shall submit the following to Lessor (the “Construction Documents”):

(a) A copy of approvals or sign offs by applicable licensing agencies applicable to the portion of the Tenant Improvements then completed to the extent required for lessee to proceed with the construction of the Tenant Improvements;

(b) A copy of an application for payment (using AIA Form G702 or another form reasonably acceptable to Lessor) from Lessee’s general contractor listing all contractors, subcontractors, suppliers, and other persons or entities that provided labor or materials in connection with the Tenant Improvements;

(c) Partial unconditional lien waivers signed by each provider of labor or materials in connection with this portion of the Tenant Improvements then completed; and

(d) Paid invoices showing payment of all funds required to be expended by Lessee as a condition to the disbursement and showing payment of the amounts to be covered by the applicable disbursement of the TI Allowance.

Lessor shall post a Notice of Non-Responsibility on the property during Tenant Improvement construction.

Following completion of the Tenant Improvements, Lessee shall deliver to Lessor the following documents (the “Final Construction Documents”):

(1) A certificate of occupancy or final approval of the Tenant Improvements by all applicable licensing agencies required for Lessee to legally occupy the Premises;

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(2) A certificate by Lessee’s architect that the Tenant Improvements have been completed in accordance with plans and specifications approved by Lessor;

(3) A copy of an application for payment (using AIA Form G702 or another form reasonably acceptable to Lessor) from Lessee’s general contractor listing all contractors, subcontractors, suppliers, and other persons or entities that provided labor or materials in connection with the Tenant Improvements;

(4) Final unconditional lien waivers signed by each provider of labor or materials in connection with the Tenant Improvements; and

(5) A complete set of marked up construction drawings and structural calculation for the Tenant Improvements, accurately showing in detail the actual completed work.

“Tenant Improvements,” as used in this Lease for purposes of payment of the TI Allowance, shall mean and include, without limitation, the following definitions, costs and fees:

(i) All costs of preliminary space planning, interior design, finish schedule plans and specifications and final architectural and engineering plans and specifications (including as-built drawings) for the Tenant Improvements, and other costs associated with completion of said plans;

(ii) All costs of obtaining building permits and other necessary authorizations and approvals from the City of San Jose and other applicable jurisdictions; and

(iii) All direct and indirect costs of procuring, constructing and installing the Tenant Improvements in the Premises, including, but not limited to, the construction fee, overhead and profit and all labor and materials constituting the Tenant Improvements.

Tenant Improvements shall specifically not include any alterations or additions constructed by Lessee pursuant to Paragraph 7.3 of the Lease, any Shell Improvements, and any of Lessee’s trade fixtures, equipment, furniture, furnishings, telephone equipment, or other personal property or any specialized, nonstandard improvements to the Premises not reasonably expected to add value to the Premises. In addition, fire protection improvements, such as racking, sprinklers, hose racks, draft curtains, smoke vents or reels, shall not be considered Tenant Improvements unless Lessor has specifically agreed to include them as Tenant Improvements.

In no event shall the TI Allowance be applied to any of the following: (i) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs of legal and arbitration proceedings to resolve construction disputes with third parties; (ii) loan fees, mortgage brokerage fees, interest and other

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costs of financing construction costs; and (iii) penalties and late charges attributable to the failure to pay construction costs in accordance with this Lease.

55.	SIGNAGE:

Lessee shall be allowed to install monument signage as approved by the City of San Jose in accordance with the Monterey Business Center CC&Rs.

56.	BUILDING LOW-VOLTAGE SYSTEMS:

All data, security, card access, fire alarm, video security, telephone, sound and audiovisual systems installed shall be installed by Lessor per separate fair market negotiated agreement. Lessee shall have the right to receive comparison bids for the installation of same quality of materials and construction installation.

57.	SUBLEASE, PROFIT:

Notwithstanding anything contained in Paragraph 12 of the Lease to the contrary, Lessee shall not assign or transfer the Lease nor sublet all or any portion of the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. As a reasonable condition to Lessor’s consent to any assignment or sublease pursuant to Paragraph 12 of this Lease, Lessee shall pay to Lessor fifty percent (50%) of all base rent, additional rent and other consideration payable by such assignee or Sublessee in excess of the rent amounts payable under this Lease (prorated in the case of a sublease of a portion of the Premises), except that Lessee may recover commercially reasonable third party brokerage commissions incurred by Lessee (consistent with industry standard rates) and reasonable legal fees incurred by Lessee for such assignment or sublease (not to exceed Five Thousand Dollars ($5,000.00)). If part of the consideration for such assignment or sublease is payable other than in cash, Lessor’s share of that non-cash consideration shall be in a form reasonably satisfactory to Lessor.

58.	COMMENCEMENT DATE:

Upon the Lease Commencement Date being finalized, Lessor shall serve Lessee a Notice of “Commencement Date Memorandum” stipulating the exact date of commencement.

In the event Lessor is unable to commence this Lease Agreement by January 1, 2001, then Lessee may, at Lessee’s sole discretion, cancel the Lease and receive back all Deposits held by Lessor.

AGREED AND ACCEPTED:

Lessor: Lawrence L. Reece Trust	Lessee: Nextest Systems Corporation

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By:	/s/ Lawrence L. Reece	By:	/s/ Robin Adler
Title:	Trustee	Title:	CEO
Date:	October 26, 2000	Date:	October 26, 2000

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ARBITRATION AGREEMENT

Standard Lease Addendum

Dated October 16, 2000

By and Between (Lessor) Lawrence L. Reece Trust

(Lessee) Nextest Systems Corporation

Address of Premises 1931 Monterey Road, Building 3 San Jose, California

Paragraph 59

A.	ARBITRATION OF DISPUTES:

Except as provided in Paragraph B below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Lessor’s failure to approve an assignment, sublease or other transfer of Lessee’s interest in the Lease under Paragraph 12 of this Lease, any other defaults by Lessor, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

B.	DISPUTES EXCLUDED FROM ARBITRATION:

The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. Disputes for which a different resolution determination is specifically set forth In this Lease, 2. All claims by either party which (a) seek anything other than enforcement or determination of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 3. Claims relating to (a) Lessors exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee’s right of possession to the Premises,              of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law and 4. All claims arising under Paragraph 39 of this Lease, which disputes shall be resolved by the specific dispute resolution procedure provided in Paragraph 39 to the extent that such disputes concern solely the determination of rent.

C.	APPOINTMENT OF AN ARBITRATOR:

All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before: ☐ a retired judge of the applicable court of jurisdiction (e.g., the

Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. (“JAMS”), v the American Arbitration Association (“AAA”) under its commercial arbitration rules, ☐                                                                                           , or as may be otherwise mutually agreed by Lessor and Lessee (the “Arbitrator”). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization’s rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

D.	ARBITRATION PROCEDURE:

1. PRE-HEARING ACTIONS. The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).

2. THE DECISION. The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for

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the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, Including without limitation, Arbitrators fees and costs, attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.

Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.

Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money “under protest” by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Parry who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with interest thereon as defined in Paragraph 13.5. If a Party makes a payment “under protest” but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived. (See also Paragraph 43)

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call us to make sure you are utilizing the most current form: American Industrial Real Estate Association, 700 South Flower Street, Suite 600, Los Angeles, CA 90017, Telephone No.: (213) 687-8777. Fax No.: (213) 687-8616.

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GRUBB&ELLIS

CALIFORNIA SALE/LEASE AMERICANS WITH DISABILITIES ACT,

HAZARDOUS MATERIALS, AND TAX DISCLOSURE

The Americans With Disabilities Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; modifications to real property may be required. State and local laws also may mandate changes. The real estate brokers in this transaction are not qualified to advise you as to what, if any, changes may be required now, or in the future. Owners and tenants should consult the attorneys and qualified design professionals of their choice for information regarding these matters. Real estate brokers cannot determine which attorneys or design professionals have the appropriate expertise in this area.

Various construction materials may contain items that have been or may in the future be determined to be hazardous (toxic) or undesirable and may need to be specifically treated/handled or removed. For example, some transformers and other electrical components contain PCBs, and asbestos has been used in components such as fire-proofing, heating and cooling systems, air duct insulation, spray-on and tile acoustical materials, linoleum, floor tiles, roofing, dry wall and plaster. Due to prior or current uses of the Property or in the area, the Property may have hazardous or undesirable metals (including lead-based paint), minerals, chemicals, hydrocarbons, or biological or radioactive items (including electrical and magnetic fields) in soils, water, building components, above or below-ground containers or elsewhere in areas that may or may not be accessible or noticeable. Such items may leak or otherwise be released. Real estate brokers have no expertise in the detection or correction of hazardous or undesirable items. Expert inspections are necessary. Current or future laws may require clean up by past, present and/or future owners and/or operators. It Is the responsibility of the Seller/Lessor and Buyer/Tenant to retain qualified experts to detect and correct such matters and to consult with legal counsel of their choice to determine what provisions, if any, they may include in transaction documents regarding the Property.

Sellers/Lessors are required under California Health and Safety Code Section 25915 et seq. to disclose reports and surveys regarding asbestos to certain persons, including their employees, contractors, co-owners, purchasers and tenants. Buyers/Tenants have similar disclosure obligations. Sellers/Lessors and Buyers/Tenants have additional hazardous materials disclosure responsibilities to each other under California Health and Safety Code Section 25359.7 and other California laws. Consult your attorney regarding this matter, and make proper disclosures. Grubb & Ellis Company is not qualified to assist you in this matter or provide you with other legal or tax advice.

Sale, lease and other transactions can have local, state and federal tax consequences for the seller/lessor and/or buyer/tenant. In the event of a sale, Internal Revenue Code Section 1445 requires that all buyers of an interest in any real property located in the United States must withhold and pay over to the Internal Revenue Service (IRS) an amount equal to ten percent (10%) of the gross sales price within ten (10) days of the date of the sale unless the buyer can adequately establish that the seller was not a foreigner, generally by having the seller sign a Non-Foreign Seller Certificate. Note that depending upon the structure of the transaction, the tax withholding liability could exceed the net cash proceeds to be paid to the seller at closing. California poses an additional withholding requirement equal to three and one-third percent (3 1/3%) of the gross sales price not only on foreign sellers but also out-of-state sellers and sellers leaving the state if the sale price exceeds $100,000. Generally, withholding is required if the sales proceeds are disbursed outside of California, if the last known address of the seller is outside of California or if a financial Intermediary is used. Consult your tax and legal advisor. Real estate brokers are not qualified to give legal or tax advice or to determine whether any other person is properly qualified to provide legal or tax advice.

LESSOR		TENANT

Entity Name: Lawrence L. Reece Trust		Entity Name: Nextest Systems Corporation

By:	/s/ Lawrence L. Reece	By:	/s/ Robin Adler
Title:	Trustee	Title:	CEO
Date:	October 26, 2000	Date:	October 26, 2000

Property Address: 1931 Monterey Road, Building 3, San Jose, California

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EXHIBIT B

DOCUMENT’ 15125033

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

LUCE, FORWARD, HAMILTON & SCRIPPS	BRENDA DAVIS
600 West Broadway, Suite 2600	SANTA CLARA COUNTY RECORDER
San Diego, CA 92101	Recorded at the request of
Attn: Nancy T. Scull, Esq.	First American Title Company

Space above for recorder’s use only

DECLARATION OF COVENANTS AND GRANT OF EASEMENTS

ARTICLE 3 MAINTENANCE		9

3.1	Maintaining Owners	9
3.2	Maintenance of the Access Driveways	9
3.3	Cost of Repaving	10
3.4	Necessity of Repaving	10
3.5	Payment of Repaving Expenses	10
3.6	Maintenance of Storm Drain Improvements	10
3.7	Maintenance of Utility Improvements	11
3.8	Indemnity	11
3.9	Failure to Maintain	11
3.10	Collection	12

ARTICLE 4 REMEDIES		12

4.1	Legal Action Generally	12
4.2	Lien	12
	4.2.1 Creation	12
	4.2.2 Amount	12
	4.2.3 Priority	12
	4.2.4 Extinguishment	13
4.3	Arbitration of Disputes	13
	4.3.1 Disputes Subject to Arbitration	13
	4.3.2 Demand and Limitations on Claims	13
	4.3.3 Provisional Remedies	13
	4.3.4 Powers and Duties of the Arbitrator	13
	4.3.5 Discovery	14
	4.3.6 Costs and Fees of the Arbitrator	14
4.4	Injunctive & Declaratory Relief	14
4.5	Personal Obligation	14
4.6	Remedies Cumulative	14

ARTICLE 5 INSURANCE		14

5.1	Liability Insurance	15
5.2	Blanket Insurance	15

ARTICLE 6 MISCELLANEOUS		15

6.1	Notices	15
6.2	Binding Effect	16
6.3	Attorneys’ Fees	16
6.4	Breach - Effect on Mortgagee and Right to Cure	17
6.5	Modification	17
6.6	Severability	17
6.7	Governing Law	17
6.8	Terminology	18
6.9	Captions	18
6.10	Not a Public Dedication	18
6.11	Entire Declaration	18

6.12	Duration	18
6.13	Waiver of Default	18
6.14	Assignment of Rights	19
6.15	Breach Shall Not Permit Termination

DECLARATION OF COVENANTS AND GRANT OF EASEMENTS

(San Jose, California)

This DECLARATION OF COVENANTS AND GRANT OF EASEMENTS (“Declaration”) is made and entered into as of January 19, 2000, by 1931 MONTEREY, L.L.C., a Delaware limited liability company (“Phase 1 Owner”) and PEPPER LANE-MONTEREY ROAD, LLC, a California limited liability company (“Phase 2 Owner”), with reference to the facts set forth below.

RECITALS

A. Phase 1 Owner owns certain real property located in the City of San Jose, County of Santa Clara, State of California, as more particularly described on Exhibit “A-1” attached hereto and incorporated herein by this reference (“Phase I Parcels”).

B. Phase 2 Owner owns adjacent parcels of real property located in the City of San Jose, County of Santa Clara, State of California, more particularly described on Exhibit “A-2” attached hereto and incorporated herein by this reference (“Phase 2 Parcels”). (Herein the Phase 1 Parcels and Phase 2 Parcels are referred to collectively as the “Covered Property”).

C. The Phase 1 Parcels consist of Lots 2, 3, 4 and 5 shown on Tract Map No. 9222 recorded on December 22, 1999 in Book 723 of Maps at pages 1-4, Santa Clara County Records (“Final Map”). The Phase 2 Parcels consist of Lots 1 and 6 shown on the Final Map.

D. It is the purpose of this Declaration to provide for the construction and maintenance of certain improvements for the benefit of the Covered Property, including access driveways and ancillary curbs, storm drain facilities, and facilities for sewer, water and other utilities, all as more particularly described in this Declaration (collectively, “Easement Area Improvements”).

E. The Phase 1 Owner and Phase 2 Owner further desire to establish certain easements, including reciprocal easements relating to and for ingress and egress to the Easement Area Improvements, and to impose covenants and conditions with respect to the Covered Property for the benefit of each of the Parcels within the Covered Property and the successor Owners which are hereby expressly declared to be binding upon the Covered Property and each portion thereof and shall run with the Covered Property and each portion located therein and inure to the benefit of and be a burden upon the Covered Property and shall bind the respective heirs, successors and assigns of the Covered Property and any portion thereof and shall be covenants running with the land and mutual equitable servitudes.

59.	DEFINITIONS

59.1 Definitions. Except as the context otherwise requires, defined terms shall have the meanings set forth below.

(a) Access Driveways. The term “Access Driveways” means the access driveways and related improvements to be constructed within the Easement Areas intended for the nonexclusive use by the Owners (as defined below) and their Permittee(s) (as defined below).

(b) Declaration. The term “Declaration” means this Declaration of Covenants and Grant of Easements, as it may from time to time be amended.

(c) City. The term “City” means the City of San Jose, California.

(d) Clean-Up Work. The term “Clean-Up Work” means the work to be performed pursuant to the Work Plan (as defined below).

(e) Covered Property. The term “Covered Property” refers collectively to the Phase 1 Parcels and the Phase 2 Parcels.

(f) Default Interest Rate. The term “Default Interest Rate” means the lesser of (i) five percent (5%) per annum in excess of the “Prime Rate,” or (ii) the highest rate allowed bylaw. The “Prime Rate” shall be the rate announced as such from time to time by Bank of America, NT & SA, or its successor. If there shall be no such announced rate of such bank or its successor, then the “Prime Rate” shall be such equivalent rate as is charged from time to time by major money-center banks.

(g) Easement Areas. The term “Easement Areas” refers to those areas on the Covered Property situated outside of the Building Envelopes designated on the Site plan attached hereto as Exhibit “B” and incorporated herein.

(h) Easement Area Improvements. The term “Easement Area Improvements” refers collectively to the Access Driveways, the Utility Improvements and the Storm Drain Improvements.

(i) Easements. The term “Easements” means the easements granted pursuant to this Declaration.

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(j) Final Map. The term “Final Map” means Tract Map No. 9222 recorded on December 22, 1999 in Book 723 of Maps at pages 1-4 of the Santa Clara County Records. Opus/Pepper Lane - RBA

(k) Mortgage. The term “Mortgage” means any first or second mortgage, indenture of first or second mortgage, or first or second deed of trust of the interest, whether fee or leasehold, creating a lien on a Parcel.

(l) Mortgagee. The term “Mortgagee” means a mortgagee or trustee and beneficiary under a Mortgage.

(m) Owner and Owners. The term “Owner” or “Owners” means the Phase 1 Owner and the Phase 2 Owner and all successor fee title owners to all or any portion of the Covered Property and their successors in interest. If a Parcel is further divided into one or more legal lots, each of such separate legal lots shall thereafter be considered to be a Parcel and the Owner of each such legal lot shall be an Owner.

(n) Parcel or Parcels. The term “Parcel” or “Parcels” means each of the legal lots comprising the Phase 1 Parcels and Phase 2 Parcels and any further subdivisions thereof.

(o) Permittee(s). The term “Permittee(s)” refers to each Owner’s tenants, subtenants, occupants, agents, employees, contractors, consultants, concessionaires, licensees, customers and invitees.

(p) Person or Persons. The term “Person” or “Persons” means and include individuals, partnerships, firms, associations, joint ventures, corporations, or any other form of business entity.

(q) Phase 1 Owner. The term “Phase 1 Owner” initially means 1931 Monterey, L.L.C., a Delaware limited liability company and, unless otherwise provided in this Agreement, upon conveyance of any portion of the Phase 1 Parcels, also includes the successor Owner(s) of the Phase 1 Parcels.

(r) Phase 2 Owner. The term “Phase 2 Owner” means Pepper Lane - Monterey Road, LLC, a California limited liability company and upon conveyance of any portion of the Phase 2 Parcels, also includes the successor Owner(s) of the Phase 2 Parcels.

(s) Storm Drain Improvements. The term “Storm Drain Improvements” refers to the storm drain improvements to be constructed within the Easement Areas.

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(t) Utility Improvements. The term “Utility Improvements” means the private or public electrical, telephone, cable and other utility improvements which may be constructed within the Easement Areas.

(u) Work Plan. The-term “Work Plan” means the work plan for the Property prepared by Secor (Revision 4) dated January 6, 2000 and approved by the Department of Toxic Substances Control on January 7,2000.

60.	EASEMENTS

60.1 Easements. The Phase 1 Owner and the Phase 2 Owner hereby grant and convey to each other, for the benefit of all present and future Owners of the Covered Property, the rights, privileges and easements described below. The Easements herein granted are nonexclusive, as each Owner retains all uses and rights with regard to its Parcel which are not inconsistent with the Easements granted herein, including, but not limited to, the right to grant other easements in the Easement Areas which ate not inconsistent with the Easements granted herein.

(a) Access Driveway Easements. Each Parcel and Owner and its Permittee(s) shall have nonexclusive, perpetual easements in, to, over and across the Easement Areas located on the other Parcels for the purpose of vehicular and pedestrian ingress and degress. Such easements will commence upon completion of construction of the Access Driveways.

(b) Storm Drain Easements. Each Parcel and Owner and its Permittee(s) shall have nonexclusive, perpetual easements in, to, over, under and across the Easement Areas located on the other Parcels for the purpose of draining storm water runoff’ through the Storm Drain Improvements. Such easements will commence upon completion of installation of the Storm Drain Improvements.

(c) Storm Water Runoff Easements. Each Parcel and Owner and its Permittee(s) shall have nonexclusive, perpetual easements over the parking areas, driveways and other portions of the other Parcels that have not been improved with buildings for the purpose of draining storm water runoff. No Owner shall alter or prevent the alteration of such surface area on such Owners Parcel or the drainage system constructed on such Owner’s Parcel if such alteration would materially and adversely increase the flow of surface water onto an adjacent Parcel.

(d) Utility Easements. Each Parcel and Owner and its Permittee(s) shall have nonexclusive, perpetual easements in, to, over, under and across the

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portions of the Easement Areas located on the other Parcels for the use, operation, maintenance, repair and replacement of storm drain facilities, water and sewer lines, electrical facilities and facilities for other utilities. In the event it is necessary for an Owner to repair, maintain or replace such utilities (“Utility Work”), such Owner shall comply with the following requirements (i) adequate provision shall be made for the safety and convenience of all persons using the surface of such areas; (ii) the areas and facilities shall be replaced or restored to the condition in which they were prior to the performance of such Utility Work; (iii) all costs, fees and expenses incurred as a result of such Utility Use shall be borne solely by the Owner which undertakes such Utility Work; (iv) the Owner(s) of the Parcels upon which the Utility Work is to be completed shall be notified in writing not less than thirty (30) days prior to commencement of such Utility Work; and (v) any construction activities pursuant to such easement rights shall be performed so as not to unreasonably interfere with access to, use, occupancy, or enjoyment of the remainder of the Covered Property.

60.2 Temporary Easements. The Phase 2 Owner hereby grants to the Phase 1 Owner the rights, privileges and easements described below.

(a) Temporary Construction Easements. The Phase I Owner and its Permittee(s) shall have nonexclusive, temporary construction easements in, to, over and across the Phase 2 Parcels for the purpose of constructing and installing the Easement Area Improvements within the Easement Areas. Such easements will terminate upon completion of the Easement Area Improvements.

(b) Temporary Grading Easements. The Phase 1 Owner and its Permittee(s) shall have nonexclusive, temporary easements in, to, over and across the Phase 2 Parcels for the purpose of grading the Parcels substantially in accordance with the grading plan described on Exhibit “C” and incorporated herein (“Grading Plan”). As part of such easement, the Phase 1 Owner and its Permittee(s) will have the right to remove or add soils as designated on the Grading Plan from the Phase 2 Parcels for purposes of completing the grading of the Phase 1 Parcels. Such easements will terminate upon completion of the grading of the Parcels.

(c) Temporary Easements for Clean-Up Work. The Phase 1 Owner and its Permittee(s) shall have nonexclusive, temporary easements in, to, over and across the Phase 2 Parcels for the purpose of completing the Clean-Up Work in accordance with the approved Work Plan. Such easements will terminate upon completion of the Clean-Up Work in accordance with the Work Plan.

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(d) Temporary Easement in Favor of Parcel 5. Parcel 5 as shown on the Final Map and the Owner of Parcel 5 and its Permittee(s) shall have nonexclusive, temporary easements in, to, over and across (i) Parcel 6 shown on the Final Map for the purpose of maintaining, repairing, and replacing the Access Driveway located between Parcels 5 and 6 as shown on Exhibit “D” attached hereto and incorporated herein (“Parcels 5 and 6 Access Driveway”) and (ii) Parcels 1 and 6 for purposes of maintaining the Storm Drain Improvements described on Exhibit “E” attached hereto and incorporated herein (“Shared Stony Drain Improvements”). Such easements will terminate when the obligations of the Owner of Parcel 5 to maintain the Parcels 5 and 6 Access Driveway and the Shared Storm Drain Improvements terminate pursuant to Section 3.1 below.

(e) Right of Entry. Entry by Phase 1 Owner onto the Phase 2 Parcels under this Section 2-2 shall be subject to the following terms and conditions:

(i) Notice. Phase 1 Owner shall provide at least one (1) business day’s prior notice to the Phase 2 Owner’s representative, Mr. Henry Cord (“Cord”), of Phase 1 Owner’s exercise of its rights under this Section to enter the Phase 2 Parcels. The Phase 2 Owner shall be entitled to post and record a Notice of Non-Responsibility for all work performed on the Phase 2 Parcels by Phase 1 Owner or Phase 1 Owner’s contractors.

(ii) Insurance. Phase I Owner agrees to maintain worker’s compensation and comprehensive liability insurance policies to cover its activities on the Phase 2 Parcels and to keep the Phase 2 Parcels free and clear of all mechanics’ and materialmen’s liens or other liens arising out of any of its activities or those of its representatives, agents or contractors. Prior to entering on the Phase 2 Parcels, Phase 1 Owner shall deliver to the Phase 2 Owner a certificate of insurance evidencing insurance coverage in compliance with the terms of this Subsection. Phase 1 Owner shall maintain and keep in effect, at Phase 1 Owner’s sole expense, at all times during the performance of the work under this Section 2.2, a comprehensive liability insurance policy having a combined liability limit of at least Two Million Dollars ($2,000,000). The insurance policy shall be primary and noncontributing with any insurance which may be carried by Phase 2 Owner. The insurance policy shall also provide that it may not be canceled or modified without at least thirty (30) days prior written notice to Phase 2 Owner.

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(iii) Indemnity. All work conducted or materials furnished with respect to the Phase 2 Parcels by or for Phase 1 Owner shall be paid for by Phase 1 Owner as and when due. Phase 1 Owner shall indemnify, defend, protect and hold harmless Phase 2 Owner of and from any and all claims, demands, losses, costs, expenses (including reasonable attorneys’ fees), damages, liabilities, judgment or recoveries, including those for injury to personal property, arising out of or relating to any such work or materials or the acts or omissions of Phase 1 Owner, its agents or employees in connection therewith except to the extent caused by Phase 2 Owner’s or its consultants or agents active negligence or willful misconduct; provided, however, Phase 1 Owner shall not be liable as a result of the discovery or presence of Hazardous Materials on the Covered Property.

(iv) Plans and Specifications. Phase 2 Owner, by its execution of this Declaration, acknowledges that it has received the plans and specifications for the Easement Area Improvements. Phase 2 Owner shall have until January 28, 2000 to deliver comments to the Phase 1 Owner regarding the plans and specifications and Phase 1 Owner shall evaluate whether or not to incorporate such comments into the plans and specifications. Phase 1 Owner shall have no obligation to incorporate such changes into the plans and specifications and Phase 2 Owner agrees that the final determination of the form and content of the plans and specifications for the Easement Area Improvements shall be made by the Phase 1 Owner and the City of San Jose.

60.3 Character of Easements. The Easements granted in Sections 2.1 and 2.2 are appurtenant to each Parcel benefited thereby and all future subdivisions thereof and shall inure to the benefit of the present and future Owners of the benefited Parcels and shall burden the Parcels on which such Easements are located.

60.4 Use of Easements. No party hereto shall restrict, block or obstruct the use of the Easements or use the Easements in a manner which is inconsistent with or detrimental to the use of the Easements for the purposes as set forth herein. No building or other structures shall be erected or maintained over or upon any portion of the Easements which could interfere with the use of the Easements for the purposes as set forth herein. The location and permitted uses of the Easements are established as of the recordation date of this Declaration and such location and permitted uses shall not be varied without the prior written consent of the parties hereto or their respective successors or assigns; provided, however, that any Owner may, upon at least thirty (30) days prior written notice to the other Owners, relocate, at such Owner’s sole cost and expense, the Easement Areas and Easement Area Improvements on such Owner’s Parcel

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so long as the new locations do not materially and adversely affect the ability of any other Owner to use the Easements for their intended purposes.

60.5 Emergency Access Easement. Each Owner agrees to grant to the City and any other applicable governmental authorities an easement for emergency access over the Access Driveways upon the request of any other Owner or any such governmental authority.

60.6 Self-Help Easements. For so long as this Declaration shall be in full force and effect, and subject to the provisions of Article 4, each Owner shall be granted a temporary easement to enter upon the Parcel of another Owner for the purpose of performing its rights pursuant to Section 3.9. Such easement for entry shall be limited to the actual area of the Easements.

60.7 Obligation to Install. The Phase 1 Owner acknowledges and agrees that certain portions of the Easement Area Improvements are required to be installed as a condition to the development of the Phase 2 Parcels. Such portions are described on Exhibit “F” attached hereto and incorporated herein (“Required Easement Area Improvements”). The Phase 1 Owner covenants and agrees that it will use due diligence and commercially reasonable efforts to install the Required Easement Area Improvements. If the Phase 1 Owner’s right to purchase the Phase 2 -Parcels terminates on or before January 31, 2001 (“Target Completion Date”), and the Required Easement Area Improvements are not installed by such Target Completion Date, then the Phase 1 Owner shall have sixty (60) days after the Target Completion Date to complete the Required Easement Area Improvements, and if as of such date the Phase 1 Owner has not completed the Required Easement Area Improvements, then as the sole and exclusive remedy of the Phase 2 Owner for the failure of the Phase 1 Owner to install the Required Easement Area Improvements, the Phase 2 Owner shall have the right, but not the obligation, to install those portions of the Required Easement Area Improvements which have not been installed by the Phase 1 Owner in accordance with the provisions set forth below. In the event that after the Target Completion Date, the Phase 1 Owner’s right to purchase the Phase 2 Parcels terminates and the Phase 1 Owner has not completed the Required Easement Area Improvements, as of the date of termination of any rights by the Phase 1 Owner to purchase the Phase 2 Parcels, then the Phase 1 Owner shall have sixty (60) days after its right to purchase the Phase 2 Parcels has been terminated to complete the Required Easement Area Improvements (“Extended Completion Date”) and if, as of such Extended Completion Date, the Phase 1 Owner has not completed the Required Easement Area Improvements, then, as the sole and exclusive remedy of the Phase 2 Owner for the failure of the Phase 1 Owner to install the Required Easement Area Improvements, the Phase 2 Owner shall have the right, but not the obligation, to install those portions of the Required Easement Area Improvements which have not been installed by the Phase I Owner in accordance with the provisions set forth below. Prior to exercising any construction rights hereunder, the Phase 2 Owner shall deliver written

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notice to the Phase 1 Owner specifying the date the Phase 2 Owner intends to take over the completion of the Required Easement Area Improvements. The Phase 2 Owner shall, as a condition to any entry, comply with the requirements set forth in Sections 2.2.5(b) and (c) above. If the Phase 2 Owner exercises its rights hereunder, then the Phase 1 Owner shall, within thirty (30) days of the presentation of a statement therefor from the Phase 2 Owner together with mechanic’s lien releases reasonably acceptable to the Phase 1 Owner and certifications from the general contractor for the Phase 2 Owner certifying that the Required Easement Area Improvements have been installed in accordance with the applicable plans and specification approved by the City, reimburse the Phase 2 Owner for its actual out-of-pocket expenses incurred in installing the Required Easement Area Improvements subject to the terms of a separate agreement entered into by the Phase 1 Owner and Phase 2 Owner dated January 11, 2000.

61.	MAINTENANCE

61.1 Maintaining Owners. Subject to Section 3.9 below, and except as provided below in this Section, each Owner shall each maintain the portion of the Easement Area Improvements situated on its Parcel. Notwithstanding the foregoing, the Owner of Parcel 5 shown on the Final Map will maintain the entire Parcels 5 and 6 Access Driveway until a building permit for construction of a building on Parcel 6 is issued. From and after issuance of a building permit for Parcel 6, the Owners of Parcels 5 and 6 shall each maintain the portion of the Parcels 5 and 6 Access Driveway situated on their respective Parcels. In addition, the Owner of Parcel 5 shown on the Final Map will maintain the portion of the Shared Storm Drain Improvements located on Parcels 1 and 6 until a building permit for construction of a building on either Parcel 1 or Parcel 6 is issued. From and after issuance of a building permit for either Parcel 1 or Parcel 6, the Owner of the Parcel for which the building permit was issued will maintain the Shared Storm Drain Improvements on both Parcels 1 and 6 until a building permit for construction of a building on the other Parcel is issued. From and after issuance of a building permit for the other Parcel, the Owners of Parcels 1 and 6 will each maintain the portion of the Shared Storm Drain Improvements on their respective Parcels,

61.2 Maintenance of the Access Driveways. The Owners shall place, maintain and replace any necessary appropriate directional signs and striping lines, curbs and gutters, and conduct periodic sweeping and debris removal on the Access Driveways. Maintenance work shall also include, without limitation, placing, keeping in repair, and replacing all paved surfaces and curbs of the Access Driveways in a level, smooth and evenly covered condition with the type of surfacing material originally installed or of similar quality, use and durability. If an Owner determines that it has become necessary to repave all or a portion of the Access Driveways, such Owner shall undertake such repaving (“Repaying Owner”) and shall give written notice to the other Owners of such

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determination (“Repaving Notice”). The Repaving Owner shall give the other Owners at least ten (10) days written notice of the commencement of repaving work in the Access Driveways.

61.3 Cost of Repaving. The Repaving Notice shall include an estimate of the total cost of the repaving work (“Repaving Expenses”) and the Owner of each Parcel shall be obligated to pay one-sixth (1/6th) of the Repaving Expenses. If two (2) or more Owners dispute the costs set forth in the Repaving Notice, the Repaving Owner shall obtain three (3) bids from reputable contractors for the repaving work, and shall contract with the lowest qualified bidder for the repaving work (“Contractor”).

61.4 Necessity of Repaving. If two (2) or more Owners dispute the necessity of repaving the Access Driveways, the Repaving Owner may either (i) submit the matter of whether such repaving is necessary to arbitration, or (ii) repave the Access Driveways and then submit the matter of whether the repaving was necessary to arbitration. If the Repaving Owner elects to repave the Access Driveways, and then submits the matter to arbitration and the arbitrator finds that the repaving was necessary, the other Owners shall reimburse the Repaving Owner pursuant to Section 3.5 of this Declaration, together with a reimbursement of the costs for the arbitration; however, if the arbitrator finds that the repaving was not necessary, the Repaving Owner shall bear the full cost of the Repaving Expenses. Arbitration proceedings initiated pursuant to this Section 3.4 shall be held in California, in a venue to be mutually agreed upon by the Owners, within thirty (30) days after the election to arbitrate is made pursuant to the then applicable Commercial Arbitration Rules of the American Arbitration Association; provided, however, that (i) the decision of any such arbitration shall be expressly limited to the issue of the necessity for repaving the Access Driveways, (ii) there shall be no right of discovery, and each party shall submit supporting material for its position regarding the repaving issue to the arbitrator as the sole admittable evidence.

61.5 Payment of Repaving Expenses. After the Repaving Owner has received the final invoice for payment from the Contractor, the Repaving Owner shall bill the other Owners for its pro rata share, and attach a copy of the Contractor’s invoice and appropriate lien waivers and releases (“Invoice”). The other Owners shall reimburse the Repaving Owner within thirty (30) days of receipt of the Invoice. All Repaving Expenses not paid for when duo shall bear interest at the Default Interest Rate.

61.6 Maintenance of Storm Drain Improvements. The Owners shall maintain the Storm Drain Improvements including, but not limited to, cleaning debris out of the drain openings on a regularly scheduled basis and repairing drain pipes as needed.

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61.7 Maintenance of Utility Improvements. The Owners shall maintain the Utility Improvements including, but not limited to, inspecting the Utility Improvements on a regularly scheduled basis and repairing the Utility Improvements as needed.

61.8 Indemnity. Each Owner agrees to defend, indemnify, protect, and hold the other Owners harmless from and against any mechanics, materialmens and/or laborers liens, and all costs, expenses and liabilities in connection therewith, including reasonable attorneys’ applicable fees and court costs, arising out of the maintenance and operation by each Owner of the Easement Areas, and in the event that any Parcel shall become subject to any such lien, the defaulting Owner shall promptly cause such lien to be released and discharged of record, either by paying the indebtedness which gave life to such lien or by posting such bond or other security as shall be required by law to obtain such release and discharge.

61.9 Failure to Maintain. If any Owner fails to maintain the Easement Area Improvements or the Easement Areas substantially in accordance with standards and practices for managers of similar improvements (“Defaulting Owner”), any other Owner (“Maintaining Owner”) may notify the Defaulting Owner of its failure to perform its maintenance obligations hereunder, such notice to specifically set forth the maintenance which was not performed. If, following such notice, the failure to maintain persists for thirty (30) days (or, if such failure cannot be cured within such period, the Defaulting Owner fails to commence to cure within such thirty (30) day period, or thereafter fails to diligently proceed to complete the cure), the Maintaining Owner shall have the right, but not the obligation to perform the maintenance necessary and/or assume responsibility for maintaining the applicable Easement Area Improvements or the Easement Areas pursuant to the terms of this Declaration. If the Maintaining Owner performs such maintenance and/or assumes the responsibility of the Defaulting Owner as provided herein, the Defaulting Owner shall be obligated to reimburse the Maintaining Owner for all expenses incurred in connection with such maintenance. The Maintaining Owner may deliver a bill (“Bill”) to the Defaulting Owner from time to time for costs incurred by performing such maintenance (“Maintenance Expenses”) plus a ten percent (10%) administrative fee. The Defaulting Owner shall reimburse the Maintaining Owner within ten (10) days of receipt of the Bill. All Maintenance Expenses not paid for when due shall bear interest at the Default Interest Rate. The remedies provided in this Section are in addition to other remedies pursuant to Article 4. Notwithstanding the foregoing, except in cases of an imminent threat of damage to persons or property or other emergency, a party shall not be entitled to exercise its self help remedies during the pendency of any arbitration proceedings involving the dispute in question pursuant to the arbitration provisions in Section 43.

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61.10 Collection. If an Owner fails or refuses at any time to pay its share of any of the Repaving Expenses or Maintenance Expenses when due, then the Repaving Owner or the Maintaining Owner, as the case may be, may enforce payment pursuant to Article 4 of this Declaration.

62.	REMEDIES

62.1 Legal Action Generally. If any of the Owners breaches any provision of this Declaration (“Defaulting Owner”), then any other Owner (“Creditor Owner”) may institute legal action against the Defaulting Owner for specific performance, injunction, declaratory relief, damages, or any other remedy provided by law. All remedies herein or at law shall be cumulative and not inclusive. As used herein, any reference to rights or remedies “at law” or “under applicable law” shall also include any rights or remedies “in equity.”

62.2 Lien. Any Creditor Owner shall be entitled to a lien against the Parcel(s) of the Defaulting Owner, which lien shall be created in accordance with this Section 4.2.

(a) Creation. A lien authorized by this Section 4.2 shall be created by recording a written instrument (the “Claim of Lien”) in the real property records of Santa Clara County, California, which (i) references this Declaration by recording number, (ii) alleges a specific breach of this Declaration, (iii) states the amount owed by the Defaulting Owner through the recording date of the Claim of Lien, (iv) contains a legal description of the Parcel(s) of the Defaulting Owner, and (v) is executed and acknowledged by the Creditor Owner.

(b) Amount. A lien created pursuant to this Section 4.2 shall include (i) the amount stated in the Claim of Lien, (ii) all costs and expenses incurred in creating and foreclosing such lien (including attorneys’ fees), (iii) all amounts which become due from the Defaulting Owner (or its successors or assigns) to the Creditor Owner after the date the Claim of Lien is recorded, whether such amounts arise from a continuation of the default alleged in the Claim of Lien or from some other default under this Declaration, and (iv) interest on all of the foregoing at the Default Interest Rate.

(c) Priority. The priority of a lien created pursuant to this Section 4.2 shall be established solely by reference to the date the Claim of Lien is recorded; provided, that such lien shall, in all instances, be subject to and junior to, and shall in no way impair or defeat the lien or charge of any Mortgagee holding any mortgage recorded prior to the date of the lien.

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(d) Extinguishment. If the Defaulting Owner cures its default, and pays all amounts secured by a lien created pursuant to this Section 4.2, the Creditor Owner shall record an instrument sufficient in form and content to clear title to the Parcel(s) of the Defaulting Owner from the Creditor Owner’s lien.

62.3 Arbitration of Disputes.

(a) Disputes Subject to Arbitration. Except as otherwise provided in Sections 3.4 and 3.9 above, any claims or disputes arising out of or relating to this Declaration shall be settled by neutral binding arbitration before a single arbitrator to be held in accordance with the rules of the American Arbitration Association applicable to the nature of the dispute in question, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be licensed practicing attorney in California with a minimum of ten (10) years’ substantial experience in commercial real estate transactions. Hearings shall be held in California, in such venue as the parties may determine by mutual agreement.

(b) Demand and Limitations on Claims. Any demand for arbitration must be made in writing to the other party and to the American Arbitration Association. In no event shall any demand for arbitration be made after the date that the institution of legal proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations.

(c) Provisional Remedies. The Owners shall each have the right to file with a court of competent jurisdiction an application for temporary or preliminary injunctive relief, writ of attachment, writ of possession, temporary protective order and/or appointment of a receiver, if the arbitration award to which the applicant may be entitled may be rendered ineffectual in the absence of such relief, or if there is not other adequate remedy. Any such application shall not act as a waiver of an Owner’s arbitration rights hereunder.

(d) Powers and Duties of the Arbitrator. The arbitrator shall have the power to grant such legal and equitable remedies and award such damages as may be granted or awarded by a judge of the Superior Court of the State of California. The arbitrator shall prepare and provide to the parties a written decision on all matters which are the subject of the arbitration, including factual findings and the reasons which form the basis of the arbitrator’s decision. The arbitrator shall not have the power to commit errors of law or legal reasoning and the award maybe vacated or corrected pursuant to California Code of Civil Procedure Section 1286.2 or 1286.6 for any such error. The award of the arbitrator shall be mailed to the parties no later than thirty (30) days after the close of the arbitration hearing. The

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arbitration proceedings shall be reported by a certified shorthand court reporter, and written transcripts of the proceedings shall be prepared and made available to the parties upon any party’s request

(e) Discovery. The parties shall have the right to discovery in accordance with California Code of Civil Procedure Sections 1283.5 and 1283.1; provided, however, that the arbitrator’s permission shall not be required to take a discovery deposition. All discovery disputes shall be resolved by the arbitrator.

(f) Costs and Fees of the Arbitrator. Costs and fees of the arbitrator shall be borne by the non-prevailing party unless the arbitrator, for good cause, determines otherwise.

62.4 Injunctive & Declaratory Relief. In the event of any violation or threatened violation by any Owner of any of the terms and provisions contained herein, in addition to any other remedies provided for in this Declaration, any Owner shall have the right to enjoin such violation or threatened violation and to bring an action for declaratory relief in a court of competent jurisdiction.

62.5 Personal Obligation. Each Owner, by acceptance of the deed or other conveyance instrument, of all or a portion of a Parcel or interest therein, shall be deemed to covenant and agree to be personally bound by this Declaration for so long as such Owner owns such Parcel. Any sum not paid, or other obligation not performed when due, together with interest payable hereunder, and all costs and attorneys’ fees incurred in connection with collection, shall be the personal obligation of the Person or Persons who were the Owners and/or Permittee(s) of the Parcel at the time the payment or obligation became due. The personal obligation shall not be released by any transfer of the Parcel subsequent to the date such payment or obligation became due, but such obligation shall run with the land and shall be binding upon any successor Owner. However, upon the conveyance of a Parcel by the Owner, such Owner will not be responsible for any obligations hereunder with respect to such Parcel that arise after the date of such conveyance.

62.6 Remedies Cumulative. The remedies provided in this Article 4 are in addition to any remedies available elsewhere in this Declaration. Exercise of one remedy shall not be deemed to preclude exercise of other remedies for the same default, and all remedies available to Owners may be exercised cumulatively.

63.	INSURANCE

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63.1 Liability Insurance. Each Owner shall at all times during the term of this Declaration, maintain or cause to be maintained in hill force and effect a commercial general public liability insurance policy (on an occurrence and a per location basis) insuring against all claims for personal injury, death or property damage occurring upon, in or about the Owner’s Parcel, with combined single limits of at least Two Million Dollars ($2,000,000.00) per occurrence for the respective Parcel, which insurance shall include broad form blanket contractual coverage covering the insured’s obligations hereunder. All such insurance policies shall be issued by a financially responsible insurance company or companies authorized to issue insurance policies in the State of California. Notwithstanding anything contained herein to the contrary, any Owner with a tangible net worth in excess of $100,000,000 may elect to self-insure with respect to the risks described in this Section. Any Owner shall, upon the request of any other Owner, furnish to the other Owner evidence that the Owner maintains insurance in accordance with the terms of this Declaration or evidence that such Owner has the required net worth. In no event shall the limits of any coverage maintained by any Owner or pursuant to this Declaration be considered as limiting such Owner’s liability under this Declaration.

63.2 Blanket Insurance. Any insurance required to be carried pursuant to this Article may be carried under a policy or policies covering other liabilities and locations of an Owner; provided, however, that such policy or policies apply to the Parcels required to be insured by this Article in an amount not less than the amount of insurance required to be carried by such Owner with respect thereto, pursuant to this Article.

64.	MISCELLANEOUS

64.1 Notices. Any notice, payment, demand, offer, or communication required or permitted to be given by any provision of this Declaration shall be deemed to have been sufficiently given or served for all purposes if sent by registered or certified mail (return receipt requested), postage and charges prepaid, or by Federal Express or other reputable overnight delivery service requiring a signature upon receipt, addressed as follows:

To Phase 1 Owner:	1931 Monterey, L.L.C. c/o Opus West Corporation 6160 Stoneridge Mall Road, Suite 360 Pleasanton, CA 94588 Attn: John Greer Telephone No. (925) 463-9254 Telecopier (925) 463-9368

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With a copy to:	Opus Corporation 2415 East Camelback Road, Suite 800 Phoenix, AZ 85016-4201 Attn: Legal Counsel Telephone: (602) 468-7091 Telecopier: (602) 468-7045

To Phase 2 Owner:	Pepper Lane - Monterey Road, LLC c/o Pepper Lane Properties 800 El Camino Real West, #180 Mountain View, CA 94040 Attn: Myra Reinhard Telephone: (650) 903-2262 Telecopier: (650) 903-2220

With a copy to:	Pillsbury, Madison & Sutro, LLP 725 South Figueroa Street, Suite 1200 Los Angeles, CA 90017 Attn: John W. Whitaker, Esq. Telephone: (213) 488-7328 Telecopier: (213) 629-1033

Any such notice shall be deemed to be given on the date on which it is received or receipt thereof is refused. A successor Owner may require notices to be delivered to such successor Owner by delivering a notice, in writing, notifying the then current Owners of such addresses in accordance herewith.

64.2 Binding Effect. All of the limitations, covenants, conditions, easements, and restrictions contained herein shall attach to and run with the Parcels, and shall, except as otherwise set forth herein, benefit or be binding upon the successors and assigns of the respective Owners. This Declaration and all the terms, covenants and conditions herein contained shall be enforceable as mutual, equitable servitudes in favor of said Parcels and any portion thereof, shall create rights and obligations as provided herein between the respective Owners and shall be covenants running with the land. Every person who now or in the future owns or acquires any right, title or interest in or to any Parcel or portion thereof shall be conclusively deemed to have consented to and agreed to every covenant, restriction, provision, condition and right contained in this Declaration, whether or not the instrument conveying such interest refers to this Declaration.

64.3 Attorneys’ Fees. In the event of any action (which includes arbitration proceedings) between the Owners hereto for breach of or to enforce any provision

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or right hereunder, the nonprevailing Owner in such action shall pay to the prevailing Owner all costs and expenses expressly including, but not limited to, reasonable attorneys’ fees incurred by the prevailing Owner in connection with such action.

64.4 Breach - Effect on Mortgagee and Right to Cure. Breach of any of the covenants or restrictions contained in this Declaration shall not defeat or render invalid the lien of any Mortgage made in good faith, but all of the foregoing provisions, restrictions, and covenants shall be binding and effective against any Owner of any portion of the Parcels, or any part thereof, who acquires title by foreclosure or trustee’s sale or by deed in lieu of foreclosure or trustee’s sale. The Mortgagee of any Owner in default hereunder shall be entitled to receive notice of said default, in the same manner that other notices are required to be given under this Declaration; provided, however, that said Mortgagee shall have, prior to the time of the default, notified the Owner hereto giving said notice of default of the Mortgagee’s mailing address. In the event that any notice shall be given of the default of an Owner and such Defaulting Owner has failed to cure or continence to cure such default as provided in this Declaration then and in that event the Owner giving such notice of default covenants to give such Mortgagee (which has previously given the above stated notice to such Owner) under any Mortgage affecting the Parcel of the Defaulting Owner an additional notice given in the manner provided above, that the Defaulting Owner has failed to cure any such default and such Mortgagee shall have thirty (30) days after said additional notice to cure any such default, or, if such default carrot be cured within thirty (30) days, diligently to commence curing within such time and diligently pursue such cure to completion within a reasonable time thereafter. Giving of any notice of default or the failure to deliver a copy to any Mortgagee shall in no event create any liability on the part of the Owner so declaring a default.

64.5 Modification. No modification, waiver, amendment, discharge, or change of this Declaration shall be valid unless the same is in writing and signed by all Owners. Any change, modification, amendment or rescission which is made without the written consent of all Owners shall be null and void and of no effect.

64.6 Severability. In the event any term, covenant; condition, provision, or agreement contained herein is held to be invalid, void, or otherwise unenforceable, by any court of competent jurisdiction, such holding shall in no way affect the validity or enforceability of any other term, covenant, condition, provision, or agreement contained herein.

64.7 Governing Law. This Declaration and the obligations of the Owners hereunder shall be interpreted, construed, and enforced in accordance with the internal laws of the State of California without regard to choice of law rules.

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64.8 Terminology. All personal pronouns used in this Declaration, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

64.9 Captions. Article and section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Declaration or any provisions hereof.

64.10 Not a Public Dedication. Nothing herein contained shall be deemed to be a gift or dedication of any portion of the Parcels to the general public or for the general public or for any public purpose whatsoever, it being the intention of the Owners hereto that this Declaration shall be strictly limited to and for the purposes herein expressed.

64.11 Entire Declaration. This Declaration and the exhibits hereto contain all the representations and the entire agreement between the Owners with respect to the subject matter hereof Any prior correspondence, memoranda or agreements are superseded in total by this Declaration and Exhibits hereto. The provisions of this Declaration shall be construed as a whole according to their common meaning and not strictly for or against any Owner.

64.12 Duration. Thus Declaration and each term, easement, covenant, restriction and undertaking of this Declaration will remain in effect for a term of ninety-nine (99) years from the recordation data hereto and will automatically be renewed for successive ten (10) year periods unless a majority of the Owners elect by written notice to the others not to so renew. The easements granted in Section 2.1 shall survive the termination of this Declaration.

64.13 Waiver of Default. No waiver of any default by any Owner to this Declaration shall be implied from any omission by any other Owner to take any action in respect of such default if such default continues or is repeated. No express written waiver of any default shall affect any default or cover any period of time other than the default and period of time specified in such express waiver. One or more written waivers of any default in the performance of any term, provision or covenant contained in this Declaration shall not be deemed to be a waiver of any subsequent default in the performance of the same term, provision or covenant or any other term, provision or covenant contained in this Declaration. The consent or approval by any Owner to or of any act or request by any other Owner requiring consent or approval shall not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar acts or requests. The rights and remedies given to the Owners by this Declaration shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive of any of the others, and the exercise of one such right or remedy by an Owner shall not impair such Owner’s standing to exercise any other right or remedy.

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64.14 Assignment of Rights. Subject to the provisions of Section 2.7 of this Declaration, upon conveyance of a Parcel by an Owner, the transferring Owner shall be automatically released from all of its obligations arising after the date of such transfer.

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64.15 Breach Shall Not Permit Termination. It is expressly agreed that no breach of this Declaration shall entitle any Owner to cancel, rescind, or otherwise terminate this Declaration, but such limitation shall not affect in any manner any of the rights or remedies which the Owners may have by reason of any breach of this Declaration.

IN WITNESS WHEREOF, this Declaration has been made and executed as of the date first above written.

PHASE 1 OWNER:		PHASE 2 OWNER:

1931 MONTEREY, L.L.C., a Delaware limited liability company		PEPPER LANE - MONTEREY ROAD, LLC, a California limited liability company

By:	/s/ Thomas W. Roberts	By:	/s/ Myra Reinhard

Name:	Thomas W. Roberts	Name:	Myra Reinhard
Title:	President	Title:	Managing Member

STATE OF ARIZONA	)
)
COUNTY OF MARICOPA	)

On 1/12/00 before me, Kim A. Hennis, personally appeared Thomas W. Roberts personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ Kim A. Hennis (SEAL)

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On 1/13/00 before me, D. Everard, personally appeared Myra Reinhard personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name(s) are/is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature /s/ D. Everard (SEAL)

EXHIBIT ‘A-1’

LEGAL DESCRIPTION

Phase 1 Lots

REAL PROPERTY situated in the City of San Jose, County of Santa Clara, State of California described as follows:

Lots 2, 3, 4, and 5 of Tract Map No. 9222, as said map was filed for record on December 22, 1999 in Hook 723 of Maps, at Pages 1 through 4, Santa Clara County Records.

EXHIBIT ‘A-2’

LEGAL DESCRIPTION

Phase 2 Lots

REAL PROPERTY situated in the City of San Jose, County of Santa Clara, State of California described as follows:

Lots 1 and .6 of Tract Map No. 9222, as said map was filed for record on December 22, 1999 in Book 723 of Maps, at Pages 1 through 4, Santa Clara County Records.

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